Jay Resources Corporation
                               One Houston Center
                            1221 McKinney, Suite 3100
                                Houston TX 77010
                                 (713) 759-1122



                                                                February 4, 1997



Isramco, Inc.
Shavit House, 4 Raoul Wallenberg St.
Tel Aviv, ISRAEL 69174
Attn:  Yossi Levy

Dear Yossi:

     This letter is written to set forth our agreement to transfer 7.9% Membership Interest and 13.81% After Payout Percentage in Jay Petroleum, L.L.C. ("Transferred Interest") to Isramco, Inc. The consideration for said transfer of interest is the $132,640 additional capital contribution made to Jay Petroleum L.L.C. by Isramco, Inc.

     Upon the execution of this letter agreement, Jay Resources Corporation automatically assigns and transfers the Transferred Interest to Isramco, Inc. Jay Resources Corporation represents to Isramco, Inc. that it has the requisite corporate approval and authority to transfer the Transferred Interest and it further represents and warrants that the Transferred Interest is free and clear of any liens.

     Isramco, Inc. agrees to become a Member of the LLC and to be bound by and comply with the First Restated Regulations of the LLC, a copy of which Isramco, Inc. has reviewed. The effective date of this transaction is February 4, 1997.

     If the foregoing represents your understanding and agreement, please sign in the space provided.

                                             Sincerely,

                                             JAY RESOURCES CORPORATION



                                             By:  /S/  REUVEN HOLLO
                                                -------------------------------

                                             Title:
                                                   ----------------------------

Accepted and Agreed to this 4  day of February , 1997.

ISRAMCO, INC.



By:  /S/  Y. LEVY
     -------------------------------

Title:
       -----------------------------